Joint Filer Information

Title of Security:          Common Stock

Issuer & Ticker Symbol:     Industrial Enterprises of America, Inc. (IEAM)

Designated Filer:           Pike Capital Partners, LP

Other Joint Filers:         Pike Capital Partners (QP), LP
                            Pike Capital Management, LP
                            Dan W. Pike

Addresses:                  The address of Pike Capital Partners (QP), LP,
                            Pike Capital Management LLC and Dan W. Pike
                            275 Madison Avenue, Suite 418, New York, NY 10016.


Signatures:


Dated:  May 24, 2007

                          PIKE CAPITAL PARTNERS (QP), LP
                          By: Pike Capital Management LLC,
                                   As General Partner


                              By: /s/ Daniel W. Pike
                                  -----------------------------------
                                      Daniel W. Pike, Managing Member


                          PIKE CAPITAL MANAGEMENT LLC


                          By: /s/ Daniel W. Pike
                              -----------------------------------
                                  Daniel W. Pike, Managing Member



                          /s/ Daniel W. Pike
                          ------------------
                              Daniel W. Pike